REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Doral Energy Corporation

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties purchased by Doral Energy Corp. (the “Company”) from Hanson Energy (“Eddy County Properties”) for the years ended February 29, 2008 and February 28, 2007. These statements are the responsibility of Doral Energy Corp’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Doral Energy Corp's Form 8—K and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the statements referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the Eddy County Properties for the periods described above, in conformity with accounting principles generally accepted in the United States.

/s/ Malone & Bailey, PC
www.malone—bailey.com
Houston, Texas

August 1, 2008

EDDY COUNTY PROPERTIES
Oil and Gas Properties Purchased by Doral Energy Corp. from Hanson Energy in Eddy County, NM
Statements of Combined Revenues and Direct Operating Expenses
For the Years Ended February 29, 2008 and February 28, 2007

	February 29,	February 28,
	2008	2007

Revenue	$2,278,249	$1,610,661

Direct operating expense	686,019	497,168
Excess of revenues over direct operating expense	$1,592,230	$1,113,493

The accompanying notes are an integral part of these financial statements.

EDDY COUNTY PROPERTIES
Oil and Gas Properties Purchased by Doral Energy Corp. from Hanson Energy in Eddy County, NM
Notes to Statements of Combined Revenues and Direct Operating Expenses
For the Years Ended February 29, 2008 and February 28, 2007

Note 1 - The Properties

Effective August 1, 2008, Doral Energy Corp. (“the Company” or “Doral”) purchased an approximately 96% average working interest in 62 fields located in the Permian Basin in Eddy County, New Mexico (the “Eddy County Properties”) pursuant to a Purchase and Sale Agreement dated April 25, 2008 and amended on July 17, 2008, between Hanson Energy, and Doral Energy Corp. (formerly Language Enterprises Corp.).

Doral acquired all of Hanson Energy’s working interest in approximately 8,000 acres and 186 wells (both producing and non producing) which are currently producing approximately 115 barrels of oil per day and 45 mcf of natural gas per day net to Doral’s interest. Doral will be the operator of the Eddy County Properties.

As consideration for the working interest, Doral paid $5 million and the Company issued 7,000,000 shares of its common stock to the owners of Hanson Energy. In addition Doral has assigned Hanson Energy a 2.5% overriding royalty on all production from the Eddy County Properties.

Note 2 - Basis of Presentation

Revenues and direct operating expenses included in the Statements of Combined Revenues and Direct Operating Expenses of the Eddy County Properties represent Doral’s interest in the properties acquired for the periods prior to the closing date and are presented on the accrual basis of accounting and in accordance with the rules and regulations of the Securities and Exchange Commission. Depreciation, depletion and amortization, interest, accretion of asset retirement obligation, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

Note 3 – Contribution of services

During the years ended February 29, 2008 and February 28, 2007, the sole shareholder of Hanson Energy provided well supervision and other field services valued at $6,000 per month. The sole shareholder was not compensated for the value of these contributed services; however, the cost has been included in the direct operating expense of the Eddy County Properties for the periods presented.

Note 4 - Commitments and Contingencies

The Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of combined revenues and direct operating expenses.

EDDY COUNTY PROPERTIES
Oil and Gas Properties Purchased by Doral Energy Corp. from Hanson Energy in the Eddy Country, NM
Supplemental Oil and Gas Information
(Unaudited)

Proved oil and gas reserve quantities are based on estimates prepared by Doral's in-house reserve engineer in accordance with guidelines established by the Securities and Exchange Commission (SEC).

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Proved reserves as of February 28, 2007 include only proved developed reserves, as Hanson Energy had no plan to develop additional reserves at that time. Proved reserves as of February 29, 2008 include both developed and undeveloped reserves as there is now a plan in place to develop additional reserves.

All of the reserves are located in the United States.

The information for the reserves for the period from February 28, 2006 through February 29, 2008 is as follows:

	Crude Oil and
	Condensate	Natural Gas
	(Thousands of	(Millions of Cubic
	Barrels)	Feet)
Proved developed and undeveloped reserves:
Balance, February 28, 2006	4,559.2	3,205.4
Production	(37.2)	(9.6)
Balance, February 28, 2007	4,522.0	3,195.8
Revisions of previous estimates	311.8	54.5
Production	(39.8)	(8.2)
Balance, February 29, 2008	4,794.0	3,242.1

Proved developed reserves:
At February 28, 2007	389.6	65.4
At February 29, 2008	661.6	111.7

Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Eddy County Properties estimated proved oil and gas reserves is provided for the financial statement user as a common basis for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Eddy County Properties' oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as of February 29, 2008 and February 28, 2007. The standardized measure of future net cash flows as of February 29, 2008 and February 28, 2007 is calculated using the price received by the seller as of the end of the year. The prices were $6.63 per mcf of natural gas and $81.75 per barrel of oil at February 29, 2008. The prices were $4.96 per mcf of natural gas and $55.82 per barrel of oil at February 28, 2007.

The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves as of February 29, 2008 and February 28, 2007 is as follows:

	2008	2007
Cash inflows	$413,404,610	$212,588,236
Production costs	(110,113,560)	(74,548,325)
Development costs	(30,764,050)	(30,721,540)
Income tax expense	(73,680,708)	(36,402,617)
10 percent discount rate	(123,679,231)	(44,040,389)
Discounted future net cash flows	$75,167,061	$26,875,365

The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the years ended February 29, 2008 and February 28, 2007:

	February 29,	February 28,
	2008	2007
Balance, beginning of year	$26,875,365	$27,827,665
Revision of previous quantity estimates	6,635,403	-
Net changes in prices and production costs	57,620,558	461,080
Sales of oil and gas produced, net	(1,647,510)	(1,181,530)
Changes in estimated future development costs	(15,959)	-
Net change in income taxes	(13,994,636)	-
Accretion of discount	(212,012)	(231,850)
Changes in timing and other	(94,148)
Ending balance	$75,167,061	$26,875,365